EXHIBIT 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of NFO Worldwide, Inc. on Form S-3, dated October 22, 1997:

1) of our report dated February 18, 1997, except for Note 19, as to which the date is March 20, 1997, on the consolidated financial statements of NFO Worldwide, Inc. and subsidiaries as of December 31, 1996 and 1995, and for the years then ended, included in NFO Worldwide, Inc.'s annual report on Form 10-K for the year ended December 31, 1996;

2) of our report dated August 4, 1997, on the restated consolidated financial statements of NFO Worldwide, Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, included in NFO Worldwide, Inc.'s current report on Form 8-K dated October 22, 1997;

3) of our report dated August 4, 1997, on the supplemental consolidated financial statements of NFO Worldwide, Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, included in NFO Worldwide, Inc.'s current report on Form 8-K dated October 22, 1997, and to all references to our Firm included in this registration statement.


                                   /s/ Arthur Andersen LLP

                                   ARTHUR ANDERSEN LLP

New York, New York,
October 20, 1997